                                 EXHIBIT 10.14 -

                                  VAR AGREEMENT

BORLAND                                              No-Nonsense VAR Agreement

--------------------------------------------------------------------------------

This Agreement is between Borland International, Inc., 100 Borland Way, Scotts Valley, CA 95066 ("us"), and
SalesLogix Corporation
8800 North Gainey Center Drive Ste. 200
Scottsdale, AZ  85258 ("you")


1. We appoint you an authorized Value Added Reseller (VAR) of the Software in the Territory.

      "We," "our," and "us" mean Borland International, Inc. "Software" means only our computer program(s) listed in the Schedule and any related documentation ("Documentation"); we may change or discontinue any or all Software products or versions at any time without notice or liability. "Schedule" means any schedule that you and we sign that specifically refer to this Agreement. The "Territory" means the territory set forth in Schedule; you agree not to advertise, solicit orders, or establish or maintain a branch, sales office, or distribution depot for the Software, outside the Territory. Your appointment is non-exclusive; you understand that we may appoint or license other distributors. Master VARs, VARs, OEMs, dealers or end-users in the Territory directly without notice or liability to you.

2.    You will vigorously market the Software at your expense.

      You will maintain at all times adequate sales, marketing, technical and service staff (in-house or under contract) to demonstrate the Software, provide training and support, attend sales event, and otherwise promote the Software to end users.

3. You may demonstrate the Software at your premises or on a customer's computer.

      You may install and run the Software for demonstration use on your own computer(s) or those of prospective customers. You must remove demonstration copies of the Software from a customer's computer not more than 120 days after installation, unless we otherwise agree in writing. We will charge you the applicable License Fees for demonstration copies of the Software or Documentation that you do not remove from a customer's site or your own when required. We reserve the right to require that demonstration Software have an access key, and/or that you enter into a sublicense agreement with customers evaluating particular Software.

4.    You may develop your own applications that work with the Software.

      For each platform on which you will be distributing your application, you must purchase at least one license for the Software at a 50% discount from the then current list price. You may use the Software on that particular Platform in order to develop, test, verify and support your own application software to work with that Software. You may combine Software with your own application software for your own development use, but you may not modify any Software and you must maintain all Software in complete, unedited form.

5. You may sublicense end-users to use the Software only with your own software application.

      You may market and sublicense the Software only to end-users in the Territory who would use it for internal data processing. You may only sublicense the Software on the platform specified in the Schedule. You may not, however, sublicense Software for use on any Platform unless you have already purchased a license to use that Software on that particular Platform. You may only sublicense the Software if it is embedded in or bundled with your own software application product, or otherwise for use with your application product, but not as a standalone product. You will sublicense the Software under terms substantially similar to those set forth in the No Nonsense License Statement and Limited Warranty, attached. Certain software products may require that you secure an access code from us for each customer's computer for which the Software is sublicensed.

6. You will make records and reports of your Software Installations and sublicenses.

      You will keep, and give us not less than 30 days after the end of each calendar quarter, a complete and accurate report. For software products on Intel platform(s), such report will list (i) the number of "license seats" (defined in Schedule 1) deployed during such quarter, (ii) the number of license seats for which customer support was purchased during such quarter; (iii) the number of license seats for which customer support was renewed during

BORLAND                                              No-Nonsense VAR Agreement

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      such quarter, and (iv) a statement detailing the License Fees and Support
      Fees payable to Borland. Such License Fees and Support Fees are payable in conjunction with each report 30 days after the end of each calendar quarter.

7.    You will pay us the License Fees listed in the Schedule.

      You will pay us the applicable License Fee for each license we give you to use the Software on your own computers, and for each sublicense you grant for the Software to be used on another's computer. The "License Fee" is the applicable amount set forth in the Schedule. All deliveries are FOB our warehouse. You are responsible for paying all taxes, duties, shipping and other such fees on the Software, except taxes on our net income. You will pay on time: All sums are due within thirty (30) days after the date of our invoice. Late payments will be subject to interest at 1.5% per month, or the maximum rate allowable by law, if less. We have the right to cancel orders and change credit or payment terms if you do not pay in full and on time and/or if your financial position changes. We can also cancel this Agreement and/or repossess the Software from your premises for nonpayment and/or late payment. We or our representative have the right (at our cost and on a confidential basis to inspect your records relating to our Software during regular business hours to verify the accuracy of your reports and License Fee payments. Such inspection will be conducted no more frequently than annually and with a prior 10-day written notice.

8.    Our warranty and liability for the Software are limited.

      The Software is provided "AS IS." We do not warrant that the Software is error-free, or that any errors will be corrected. We warrant the physical media and physical Documentation for each Software product we provide to you (but not any media or Documentation distributed by you) to be free of physical defects in materials and workmanship for a period of 30 days after it is first delivered to you. If we receive notification within the warranty period of such physical defects in materials or workmanship, and we determine that such notification is correct, we will replace the defective media or Documentation. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. We are not liable to you or any third party for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and our liability in all events will not exceed the applicable License Fee that you have paid. You will require each sublicensee to accept similar warranty and liability limits. You may not make any warranty or other representation to sublicensees or others on our behalf. We are not liable for defects in your own application software, or for your own activities in marketing and sublicensing the Software. You agree to implement backup and recovery procedures adequate to prevent loss due to malfunctions.

9.    You will purchase training and support services from us.

      You will purchase training, technical, Hotline and update support from us, under the terms of our standard support programs, for yourself and for your customers that order support from you. You are solely responsible for installing, maintaining and supporting the Software for sublicensees and other customers unless otherwise agreed in the Schedule. We have no obligation to provide support services except under the terms of standard support programs purchased directly from us, or to deal with any third party directly. Our support programs are subject to change from time to time without notice from us.

10.   You will respect our copyright in the Software.

      You will not copy the Software except as required to demonstrate and sublicense the Software and develop your applications under the specific terms of this Agreement, and to make adequate archival copies. You will put our proprietary and copyright notices on all copies. You may not copy the Documentation except as specified in the schedule.

11. You will respect our trade secrets and other proprietary rights in the Software.

      You agree that we have and will keep title, copyright, trademarks and all other proprietary rights in the Software, the Documentation, and all portions and copies in any form. All distribution of the Software is by license only, not sale. You will keep the Software in a safe place. You will use best efforts to ensure that your employees and others with access to the Software comply with this Agreement. You have no right to use, examine, re-create, sublicense, or transfer the Software source code, which is our trade secret. You agree not to alter the Software, or make any attempt to unlock or by-pass any access-prevention device in the Software. You may use our trademarks only as necessary to market the Software.

12. You may not transfer or sublicense the Software except as specifically allowed under this Agreement.

      You may not in any event export to any country under U.S. Commerce Department restriction, or rent or electronically transmit the Software. Any attempted assignment, delegation, sublicense or transfer by you of the Software, this Agreement, or your rights to anyone is

BORLAND                                              No-Nonsense VAR Agreement

--------------------------------------------------------------------------------


      void and terminates this Agreement automatically, unless we have explicitly given permission in this Agreement or otherwise in writing.

13. This Agreement remains in effect for two years from the Effective Date below, unless terminated earlier.

      After the initial term, this Agreement will renew for successive one-year periods, unless terminated. We may terminate this Agreement immediately if you breach it and fail to cure such breach within 30 days after written notice of breach, or if you enter bankruptcy, insolvency, liquidation or similar proceedings. Either you or we may terminate this agreement, without liability and with or without cause, with six (6) months' written notice, provided that no such termination shall become effective until after the expiration of the initial two-year term. On termination, you will return the Software and all copies in your possession, custody and control to us, give us a final accounting, and pay all outstanding License Fees and other amounts due. You will also make no further use of the Software or our trademarks, grant no more sublicenses, and return all copies of the Software in your possession to us on termination. All proprietary rights automatically revert to us. Sections 7-8 and 10-14 of this Agreement will remain in effect. Software sublicenses properly granted and paid for prior to termination will also remain in effect according to their terms.

14.   The following terms also apply.

      This is the full and final agreement between you and us on this subject, and supersedes any earlier promises, representations or agreements. This Agreement may only be changed if you and our authorized representative do so in writing. No inconsistent, additional, or preprinted terms on your purchase order or other business form will apply. You are an independent contractor, not our agent, partner, franchisee, joint venturer or employee. Waivers not given in writing may be revoked at any time without liability. Invalid provisions do not affect the enforceability of the others. We are entitled to injunctive relief for violations of our copyrights, trade secrets or other proprietary rights. Use, duplication, or disclosure by the U.S. Government of the Software and Documentation shall be subject to the restricted rights applicable to commercial computer software (under DFARS 252.227-7013 or FAR 52.227-19, as applicable). We reserve all rights not granted specifically in this Agreement. All notices shall be in writing and in English and may be sent by cable, telecopy, or air mail, return receipt requested, sent to the attention of the Legal Department at the addresses first set forth above, and shall be deemed received as follows: cable and telecopy, 24 hours after transmission; and registered airmail, 10 days after delivery to the postal authorities by the party serving notice. This Agreement will be construed, interpreted and governed by the substantive laws of the State of California. Any legal action arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in the Counties of Santa Cruz or Santa Clara, California.


Borland International, Inc.

   Signed:  /s/  L.W. Brand
           --------------------------------------------
   Name:  L. W. Brand
           --------------------------------------------
   Title:  V. P. Sales
           --------------------------------------------
Effective Date:  9/10/96


SalesLogix Corporation

   Signed:  /s/  Patrick M. Sullivan
          --------------------------------------------
   Name:  Patrick M. Sullivan
          --------------------------------------------
   Title:    President/CEO
          --------------------------------------------

BORLAND                                              No-Nonsense VAR Agreement
                                                                Schedule No. 1

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This Schedule is part of the InterBase VAR Agreement ("Agreement") entered into on ________________ between Borland International, Inc., 100 Borland Way, Scotts Valley, CA 95066 ("us"), and SalesLogix Corporation 8800 North Gainey Center Drive Ste. 200 Scottsdale, AZ 85258

______________________________________________________________________ ("you").

1.    "Software," and "License Fees"

      a. The Software products that you are permitted to use, duplicate and deploy under Section 4 of the Agreement are the products listed in the Attachment for which you have paid the applicable License Fee. You must pay the applicable License Fee for any Software you use.

      b. We will furnish to you a master copy of the Software identified in the paragraph above, in machine-executable form, and one set of end user documentation, from which copies may be made.

      c. Other products and/or versions may be added to this Agreement only if you and our authorized representative agree to do so in a written schedule.

      d. The License Fees you must pay us for each license you purchase from us and for each copy of the Software you sublicense to others are set forth in an Attachment to this Schedule.

      e. A "license seat" is defined as the single user version of the product or the number of clients in the server version of the product. In the event a single user license seat is subsequently upgraded to a client/server license seat and the customer of such license seat has paid the current Customer Annual Support Fee, then no additional License Fees or Support Fees are payable. If such customer has not paid the current Customer Annual Support Fee, then you will pay us a Customer Annual Support Fee for such license seat.

2.    Territory.

      The "Territory" is worldwide, except the country of Japan, subject to U.S. Export Control laws.

3.    Support Services.

      a. You must purchase Update and Hotline Support from us for each Software license you purchase for your own use. The annual fee for Update Support will be 12% of the License Fee paid by you for each Software product so licensed. The annual fee for Hotline Support is our then-current published price for such Hotline Support.

      b. You will offer first-line, Update, Hotline and related technical support to your customers. You will complete our technical Training classes and maintain continuing qualification and performance consistent with our requirements for technical support. You will provide all customer support to your customers.

      c. You will pay us the Customer Annual Support Fee for each license seat for which a customer purchases the above Support services.

      d. You may distribute and install Updates and Maintenance releases to the Software for each such license seat. Support begins on the first day of the calendar quarter in which such Support is purchased.

4.    Marketing Materials.

      You will include the InterBase trademark on the outside of your packages which contain the Software. In your marketing, advertising and packaging materials for your application, you will identify the Software as created by us and in a manner which reflects positively upon the Software and upon us. You may order marketing materials from us; there may be a standard charge for certain materials or quantities.

5.    Other Terms and Conditions.

      a. InterBase Software may not be sold on a standalone basis, and must be embedded in your application.

      b. In the event of change of ownership of either party, this Agreement shall remain in full force and effect.

      c. We will provide an electronic copy of InterBase documentation. You may copy this documentation or portions of this documentation at no additional charge to be used solely in conjunction with your application. You must acknowledge Borland's copyright in any Borland documentation that you reproduce.

      d. You agree to participate in our "InterBase at Work" marketing program, assisting our marketing department. In documenting your InterBase application and solution. You agree to allow us to distribute such articles at no charge to us.

      e. All terms of the Agreement are incorporated herein and remain in force except as specifically changed in this Schedule and Attachment.

      f. This offer is valid until September 9, 1996.

BORLAND                                              No-Nonsense VAR Agreement
                                                                Schedule No. 1

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Borland International, Inc.

   Signed:  /s/  L.W. Brand
           ----------------------------------------
   Name:   L. W. Brand
           ----------------------------------------
   Title:  V. P. Sales
           ----------------------------------------
Effective Date:    9/10/96

SalesLogix Corporation

   Signed: /s/  Patrick M. Sullivan
           ----------------------------------------
   Name:  Patrick M. Sullivan
           ----------------------------------------
   Title:  President/CEO
           ----------------------------------------

BORLAND                                              No-Nonsense VAR Agreement
                                                                Schedule No. 1

--------------------------------------------------------------------------------


                                  ATTACHMENT A


SOFTWARE:

      Single-user Local InterBase, and

      InterBase Client/Server for Windows95 (maximum 10 users), Windows NT, and NetWare

LICENSE FEES:

Upon execution of this Agreement you will pay us a non-refundable, non-cancelable Minimum License Payment of $100,000 for the right to copy, use and deploy the Software with your application.

For the first two years of the term your annual fee for internal Update and Hotline Support will be deducted from the Minimum License Payment. The internal Update and Hotline Support is for licenses that you purchased from Borland directly and the fees for such is defined in Section 4(a) of Schedule 1 of this Agreement.

As Software license seats are deployed, the License Fees and Customer Annual Support Fees (optional) set forth below will be deducted from the Minimum License Payment.

      -     License Fee per license seat: $*

      -     Customer Annual Support Fee per seat: $2.00 (at customer's option)

Fees will be deducted from the Minimum License Payment until no balance remains. Thereafter, you will make additional payments based upon the reports due quarterly as specified in Section 6 of this Agreement. Payments are due within 30 days from the end of each calendar quarter.

DEVELOPMENT SOFTWARE:

During the initial term of this Agreement, you may order products on Borland's current U.S. price list directly from Borland for your internal use for development purposes only at a 50% discount off of the current U.S. list price of the products, provided that each such order shall be in minimum increments of $1,000. We will invoice you upon receipt of your purchase order.

CUSTOMER SUPPORT:

Update Support consists of Maintenance releases and Updates, as available, and Second-line technical support.

Maintenance releases are in-line releases (signified by a change to the number to right of the decimal in the version number, such as from version 1.0 to version 1.1).

Updates are new product releases (signified by a change to the number to left of the decimal in the version number, such as from version 1.0 to version 2.0).

Maintenance releases and Updates where applicable, are intended as replacements for the prior version of the product and may not be used to increase the total number of products licensed. You may elect not to install the Maintenance releases or Updates of a product, but our obligation to provide technical support for a product will apply only to the current version of the product and the immediately preceding version.

Second-line support consists of back-up telephone support given to your two named contacts, after your contacts have expended reasonable efforts to provide technical assistance to your customers. We will undertake reasonable efforts to provide technical assistance under this Agreement, but we do not guarantee that all problems will be solved or that any item will be error free.

We will provide a two day initial InterBase training course at no additional charge to be performed within 90 days of the effective date of the contract.


                                    Execution Version

                                    Eric D. Duran

                                     /s/  Eric D. Duran
                                     ----------------------------------
                                     9-30-96

*Confidential information has been omitted and filed separately with the Commission.

BORLAND                                            INTERBASE SUPPORT AGREEMENT

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1. Borland ("we") will offer you the Support Services described below for those
InterBase Products you have licensed from Borland.

(i)UPDATE SUPPORT, consisting of Maintenance Releases, in which we will provide bug fixes, support for new operating system versions, and new Product features, all as available; Upgrades, in which we will provide new product releases (signified by a change to the number to the left of the decimal in the version number) as available; and Technical materials, such as mailings of our Technical Bulletins and other useful information; and

(ii)TECHNICAL SUPPORT, in which we will answer technical questions from designated persons about the installation and use of covered Products.

Note that the Maintenance Releases and Upgrades, where applicable, are intended as replacements for the prior version of the Product and may not be used to increase the total number of Products licensed. You may elect not to install the Maintenance Release or Upgrade of a Product, but Borland's obligation to provide Technical Support for a Product will apply only to the current version of the Product and the immediately preceding version. After you have installed an Upgrade or Maintenance Release of a Product, you may archive (but not transfer) the prior version.

2. You will pay us the applicable Support Fees as set forth on the current InterBase Price List.

Support Fees must be prepaid.

3. We may change our available Support Services from time to time.

We will undertake reasonable efforts to provide technical assistance under this agreement, but we do not guarantee that all problems will be solved or that any item will be error-free. We will provide you with substantially the same level of service throughout the term of this Agreement. We may from time to time, however, discontinue Products or versions, stop supporting Products or versions within a reasonable time after discontinuance, or otherwise discontinue any support services. We also provide a 30-day limited warranty that the original Product physical media and physical documentation you purchased are free from defects in materials and workmanship. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR PROMISES TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. EXCEPT AS PROVIDED ABOVE, ALL MATERIALS AND SERVICES ARE PROVIDED "AS IS." We are not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and our liability in all events will not exceed the applicable fees that you have paid us.

4. Adding Products.

You may add newly licensed units of Products to this agreement simply by paying the applicable support fees for each such unit.

5. This Support Plan will be effective for 1 year.

You and we may extend or terminate this agreement as provided below. At the end of any one-year term, you may renew this agreement with our consent under the terms of the Support Plan then in effect by paying the Support Fees in effect at that time. Either you or we may terminate this agreement for material breach, including nonpayment, at any time; in the absence of material breach by Borland. Support Fees are not refundable.

6. The following terms also apply.

This is the full and final agreement between you and us, and supersedes any promises, representations or agreements relating to the subject of this agreement. This agreement may only be changed if you and our authorized representative do so in writing. No inconsistent, additional, or preprinted terms on your purchase order or other business form will apply. You may not assign this agreement without our written consent. Any unauthorized assignment terminates this agreement automatically. The Products, Upgrades, Maintenance Releases, and Technical Materials are our copyrighted property, and may not be copied, distributed, or transferred, or otherwise used except as we have expressly permitted in the relevant license agreement (the terms of which are incorporated into this agreement by reference) or otherwise in writing.

                                   AMENDMENT 1
                    TO THE NO-NONSENSE VAR AGREEMENT BETWEEN
                 INPRISE CORPORATION AND SALESLOGIX CORPORATION

Inprise Corporation, formerly known as Borland International, Inc. ("Inprise") and SalesLogix Corporation ("SalesLogix") are parties to a No-Nonsense VAR Agreement dated September 10, 1996, as amended (the "Agreement").

The parties agree to further amend the Agreement as follows:

1. TERM: The term of the Agreement shall be extended for a period of one year, expiring on September 10, 1999.

2. MINIMUM LICENSE PAYMENT: Upon execution of this Amendment, SalesLogix agrees to pay Inprise a non-refundable, non-cancelable Minimum License Payment in the amount of $100,000, for the right to copy, use and deploy the Software described in Schedule 1, Attachment A with your application.

3.    FEES:
      As Software license seats are deployed, the License Fees and Customer Annual Support Fees set forth below will be deducted from the Minimum License payment.

      a.  License Fee per license seat:            $ *

      b.  Customer Annual Support Fee per seat:    $2.00 (at customer's option)

      Fees will be deducted from the Minimum License Payment until no balance remains. Thereafter, SalesLogix will make additional payments based upon the reports due quarterly as specified in Section 6 of the Agreement. Such payments are due within 30 days from the end of each calendar quarter.

5. LIMITED TIME OFFER: This Amendment is only valid if executed by both parties, and if SalesLogix submits its purchase order in the amount of $100,000 to Inprise on or before September 30, 1998.

INPRISE CORPORATION                       SALESLOGIX CORPORATION

By:                                      By:  /s/  James E. Valenzuela
   ------------------------------           -----------------------------------
Print Name:                              Print Name:  James E. Valenzuela
           ----------------------                   ---------------------------
Title:                                   Title:  V.P. Finance
      ---------------------------              --------------------------------
Date:                                    Date:  9/30/98
     ----------------------------             ---------------------------------

* Confidential information has been omitted and filed separately with the Commission.

                                   AMENDMENT 2
                    TO THE NO-NONSENSE VAR AGREEMENT BETWEEN
                 INPRISE CORPORATION AND SALESLOGIX CORPORATION

Inprise Corporation, formerly known as Borland International, Inc. ("Inprise") and SalesLogix Corporation ("SalesLogix") are parties to a No-Nonsense VAR Agreement dated September 10, 1996, as amended (the "Agreement").

The parties agree to further amend the Agreement as follows:

1. MINIMUM LICENSE PAYMENT: Upon execution of this Amendment, SalesLogix agrees to pay Inprise a non-refundable, non-cancelable License Fee and Update Support Fee prepayment in the amount of $25,000, for the right to copy, use and deploy the Software described in Schedule 1, Attachment A of your application.

2.    LICENSE FEES:
      As Software license seats are deployed, the License Fees and Customer Annual Support Fees set forth below will be deducted from the prepayment.

      a.  License Fee per license seat:            $ *
      b.  Customer Annual Support Fee per seat:    $2.00 (at customer's option)

      Fees will be deducted from the prepayment until no balance remains. Thereafter, SalesLogix will make additional payments based upon the reports due quarterly as specified in Section 6 of the Agreement. Such payments are due within 30 days from the end of each calendar quarter.

3. LIMITED TIME OFFER: This Amendment is only valid if executed by both parties, and if SalesLogix submits its purchase order in the amount of $25,000 to Inprise on or before December 31, 1998.

INPRISE CORPORATION                      SALESLOGIX CORPORATION

By:                                      By:  /s/  James E. Valenzuela
   ------------------------------           -----------------------------------
Print Name:                              Print Name:  James E. Valenzuela
           ----------------------                   ---------------------------
Title:                                   Title:  V.P. Finance
      ---------------------------              --------------------------------
Date:                                    Date:   12/31/98
     ----------------------------             ---------------------------------

* Confidential information has been omitted and filed separately with the Commission.

  INPRISE CORPORATION - SINGLE ORDER / LIMITED RIGHT TO COPY SOFTWARE AGREEMENT

1. CUSTOMER AND DATE This Single Order / Limited Right to Copy Software Agreement ("AGREEMENT") is between Inprise Corporation, a Delaware corporation with an address of 100 Enterprise Way, Scotts Valley, California 95066, ("INPRISE") and Saleslogix Corporation, its parent, subsidiaries and affiliates, a non-profit organization, with an address of 8800 N. Gainey Ranch Drive, Suite 200, Scottsdale, AZ 85258 ("CUSTOMER"). The "EFFECTIVE DATE" of this Agreement is DECEMBER 31, 1998.

2. INPRISE SOFTWARE

The Inprise software set forth at the end of this Agreement will be delivered to Customer at the following address: 8800 N. Gainey Ranch Drive, Suite 200, Scottsdale, AZ 85258 ("SITE"). Such software and any copies of the software which Customer is authorized to make pursuant to SUBSECTION 2.3 below ("SOFTWARE") shall be used by Customer solely to fulfill its own systems operations needs under the terms of the standard end-user license and limited warranty statement ("LICENSE TERMS") included in the normal packages of the Software and included as part of this agreement attached hereto as Exhibit A. Except for the license provided for in this Agreement and the License Terms, Inprise and/or its suppliers retain any and all right, title and interest in and to the Software.

2.2. Inprise will ship one (1) copy of the Software F.O.B. Inprise's facility on a carrier selected by Inprise. All shipping costs will be the responsibility of Customer.

2.3. Upon payment of the applicable license fees, Inprise grants Customer the right to copy the Software up to the number of copies set forth at the end of this Agreement ("LICENSED COPY(IES)"). Customer may order additional Licensed Copies of the Software by paying to Inprise the applicable Licensed Copy fee as specified in Subsection 4.1 below. Any obligations under the applicable License Terms with respect to the physical diskettes and documentation shall not apply to the Licensed Copies. Each Licensed Copy made by Customer shall include the Software's copyright notice.

2.4. Customer's use of the Software shall be subject to all of the disclaimers and exclusions of liability set forth in the License Terms. SPECIFICALLY, THE SOFTWARE AND THE ACCOMPANYING WRITTEN MATERIALS ARE PROVIDED "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. INPRISE FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. INPRISE DOES NOT WARRANT THAT THE INPRISE SOFTWARE WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE SOFTWARE AND ACCOMPANYING WRITTEN MATERIALS REMAINS WITH CUSTOMER. IN NO EVENT WILL INPRISE OR ITS SUPPLIERS BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF THE USE, INABILITY TO USE, OR PERFORMANCE OF THE SOFTWARE.

3. MAINTENANCE AND SUPPORT

3.1. Throughout the Term, Inprise will provide maintenance to Customer for the Software. Maintenance entitles Customer to (a) receive one master copy of Upgrades which may become commercially available from Inprise during the Maintenance Term, (b) duplicate and install Upgrades for use at the Sites up to the number of Licensed Copies/Software for which the applicable maintenance fees have been paid. "UPGRADE" is a revised version of the Software with the identical name, on the identical platform and shall include both major and minor version number releases. "Maintenance term" shall mean for a one year period of time and may be extended from time to time by the parties.

3.2. Provided Customer has paid the applicable annual support fee, throughout the Term, Inprise will provide Customer with Developer Assist Technical Support for the Software. "DEVELOPER ASSIST TECHNICAL SUPPORT" entitles Customer to contact Inprise's technical support organization regarding TWELVE (12) INCIDENTS PER YEAR. An "INCIDENT" means a single support question which results from a reproducible failure or deviation in the Software to perform as specified in the manuals accompanying the Software and the reasonable effort of Inprise to resolve it. A single support question is an issue that cannot be broken down into subordinate issues. Before an Incident is opened for Customer, Customer and an Inprise technical support representative must agree on what the issue is and the parameters for a mutually acceptable solution. An Incident may require multiple phone calls and off-line research

3.3. Inprise reserves the right to discontinue such maintenance and support if the Software is no longer made generally commercially available by Inprise or Inprise has stopped supporting or maintaining the Software.

3.4. Election of Maintenance and Support shall be at the discretion of Customer. In the event Customer elects to decline the annual maintenance and support, such election shall not impair customer's other rights with respect to continue use of the Software licensed hereunder.

4. FEES

      4.1. In consideration of the license granted in SECTION 2 above, Customer will pay to Inprise a one-time, nonrefundable "LICENSE FEE" in the amount of THIRTY THOUSAND DOLLARS ($30,000). For each additional Licensed Copy specified in SUBSECTION 2.3 above, Customer shall pay to Inprise a one-time, nonrefundable License Fee equal to 50% of the license fee shown on the then current Inprise Customer Service Dual Price List.

      4.2. In consideration of the maintenance services described in SUBSECTION
3.1 above, Customer will pay to Inprise a one-time, nonrefundable annual "MAINTENANCE FEE" in the amount of FIVE THOUSAND DOLLARS ($5,000). Election of maintenance and support services shall not be a requirement of customer's obtaining or continuing any use of the licenses granted hereunder.

      4.3. All up front fees payable within thirty (30) days of the date of receipt of invoice by Customer. For additional Licensed Copies, the License Fees and Maintenance Fees shall be paid prior to Customer making such Licensed Copy. Customer will pay all sales, use, and other taxes or duties (except our income tax) that may be required as a result of this Agreement.

5. YEAR 2000

      Inprise represents and warrants that the then-current version of the Software shall be Year 2000 Compliant. "YEAR 2000 COMPLIANT" shall mean all calendar year representations used within the Software which, when operated on (including, but not limited to, arithmetic, comparison and sorting operations) before, during and after the actual calendar year 2000 A.D. shall not produce subsequent operations and/or generated output which yield results in variance with the normal course of operations of the Software or error conditions which are the direct result of the use of a calendar year representation. The foregoing warranty shall not apply (i) to a prior version of the Software if a more recent version of the Software is Year 2000 Compliant; and (ii) to the extent the Software is non-Year 2000 Compliant as a result of the combination, operation or use of the Software with data, hardware or software not provided by Inprise, if the Software would have been Year 2000 Compliant but for such combination, operation or use.

IN THE EVENT THE SOFTWARE IS NOT YEAR 2000 COMPLIANT, INPRISE SHALL HAVE THE OPTION, AT ITS EXPENSE TO: (A) MODIFY THE SOFTWARE TO MAKE IT YEAR 2000 COMPLIANT, OR (B) REFUND TO CUSTOMER THE PRO-RATED FEES, BASED ON A THREE YEAR LIFE, PAID FOR SUCH SOFTWARE. THE FOREGOING STATES INPRISE'S ENTIRE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY BREACH OF THE LIMITED WARRANTY FOR THE OR SOFTWARE SET FORTH IN SUBSECTION 5.1.

5.3. OTHER THAN THE LIMITED WARRANTIES SET FORTH IN SUBSECTION 5.1 AND THE LICENSE TERMS THE SOFTWARE AND THE ACCOMPANYING WRITTEN MATERIALS ARE PROVIDED "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. INPRISE FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. INPRISE DOES NOT WARRANT THAT THE SOFTWARE WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION. THE ENTIRE RISK ARISING OUT OF THE USE

OR PERFORMANCE OF THE SOFTWARE AND ACCOMPANYING WRITTEN MATERIALS REMAINS WITH CUSTOMER.

6. INFRINGEMENT INDEMNITY

Inprise will defend you against any claims by third parties of infringement of United States copyrights arising from your use, as permitted herein, of any Product as furnished by Inprise and pay any damages awarded. Inprise obligations are contingent upon you notifying Inprise promptly of any notice of any actual or threatened claim or suit; giving Inprise the exclusive right to control the defense and settlement of such claim or suit; and giving your full cooperation for the defense of same. Following notice of a claim or a threatened claim, Inprise may, in its discretion and at its option, procure for you the right to continue using any Product or may replace or modify any Product to make it non-infringing. If Inprise determines that none of these alternatives is practical, Inprise may refund the license fees paid by you hereunder for the affected Products (less a charge for depreciation on a three year, straight-line basis) and accept the return of the affected Products.

Inprise will have no liability for any claim of infringement of any third party right that is caused by (i) your use of any Product with non-Inprise software, products or data if such claim would have been avoided by exclusive use of the Product; (ii) modification of the Product by anyone other than Inprise if such claim would have been avoided by use of the unmodified Product; or (iii) by use of other than the most current release of the Product.

      6.3. This Section 6 states Inprise's entire liability to you for actual or claimed infringement of intellectual or proprietary rights.

7. GENERAL

      7.1. Either party shall have the right to terminate this Agreement if the other party materially defaults on any of its obligations hereunder, unless within thirty (30) days after written notice of such default, either party cures the default. The software is subject to U.S. Commerce Department export restrictions.

      7.2. Use, duplication, or disclosure of the Licensed Copies by the U.S. Government is subject to the restricted rights applicable to commercial computer software (under FAR 52.227-19 and DFARS 252.227-7013).

      7.3. Customer may not sublicense, assign or transfer this Agreement except to an entity that succeeds to all or substantially all of Customer's business or assets.

      7.4. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      7.5. This Agreement and the applicable License Terms represents the entire agreement between the parties and supersedes any other communications or advertising with respect to the Software hereunder. This Agreement may not be modified except in writing and signed by both parties.

IN WITNESS WHEREOF, Inprise and Customer have caused this Agreement to be entered into by their duly authorized representatives as of the Effective Date.

CUSTOMER:     SalesLogix Corp.           INPRISE CORPORATION

By: /s/  James E. Valenzuela             By:
    ---------------------------------       -----------------------------------
Print Name:  James E. Valenzuela        Print Name:
            --------------------                   ----------------------------
Title:    V.P. Finance                  Title:
      -------------------------------         ---------------------------------
Date:   12-31-98                        Date:
     --------------------------------        ----------------------------------

       INPRISE CORPORATION - SINGLE ORDER / LIMITED RIGHT TO COPY SOFTWARE
                             AGREEMENT (DESCRIPTION)

I.    SOFTWARE DESCRIPTION INFORMATION

QUANTITY    SKU                     SOFTWARE DESCRIPTION
--------------------------------------------------------------------------------
1           HDA1340WWFS180          Delphi 4.0 Client Server Suite for Windows NT
            HDB1340WW1018P

29          Licensed Copies         Delphi 4.0 Client Server Suite for Windows NT


II.   MAINTENANCE DESCRIPTION INFORMATION

QUANTITY    SKU                     SOFTWARE DESCRIPTION
--------------------------------------------------------------------------------
30                                  Maintenance for Delphi 4.0 Client Server Suite
                                    for Windows NT


IV.   TOTAL FEES DUE ON THE EFFECTIVE DATE

            License Fee       $ *
            Maintenance Fee   $ 5,000
                              -------
            TOTAL             $ *

* Confidential information has been omitted and filed separately with the Commission.